EXHIBIT 5.1


                    Opinion of Battle Fowler LLP regarding
                the legality of the securities being registered

                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


                                October 31, 1996



Chartwell Leisure Inc.
605 Third Avenue, 23 Floor
New York, N.Y. 10158


               Re:  Chartwell Leisure Inc.
                    Registration Statement on Form S-8
                    Filed in Connection with the 1994 Stock Option Plan


Ladies and Gentlemen:

               We have acted as counsel for Chartwell Leisure Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "S-8 Registration Statement"), pursuant to which the Company proposes to offer and sell up to 2,000,000 shares ("Employee Shares") of its common stock, par value $0.01 per share (the "Common Stock"). You have requested that we furnish our opinion as to the matters hereinafter set forth.

               In this connection we have examined the following documents:

               1. A copy of the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on September 26, 1996;

               2. The By-Laws of the Company, as certified by the Secretary of the Company;

               3. The minute books of the Company, including the resolutions of the Board of Directors of the Company (the "Board"), dated November 18, 1994, (i) approving the adoption of the Company's 1994 Stock Option Plan (the "Plan"), (ii) reserving the Employee Shares for future issuance pursuant to the Plan and (iii) authorizing, among other things, the issuance of the

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Chartwell Leisure Inc.                                        October 31, 1996




                    Employee Shares pursuant to the Plan and the filing of the S-8 Registration Statement;

               4.   The Plan;

               5.   The S-8 Registration Statement; and

               6. Certificates or telegrams of public officials as to matters set forth therein and certificates of representatives of the Company as to matters set forth therein.

               In rendering this opinion, we have assumed the capacity to sign and the genuineness of all signatures of all persons executing agreements, instruments or documents examined or relied upon by us, the authenticity of all agreements, instruments or documents submitted to us as originals and the conformity with the original agreements, instruments or documents of all agreements, instruments or documents submitted to us as copies.

               With respect to matters of fact, we have relied upon the written statements and certificates of officers of the Company and certificates of public officials. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, including the organization, existence, good standing, assets, business or affairs of the Company, nor have we undertaken any lien, intellectual property, suit or judgment searches or searches of court dockets in any jurisdiction.

               We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

               Except for the opinions set forth in the immediately following paragraph, we express no opinions and no opinions should be implied.

               Based upon and subject to the foregoing, we are of the opinion that the Employee Shares have been duly authorized for issuance pursuant to the Plan and, when issued and delivered against

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Chartwell Leisure Inc.                                        October 31, 1996



payment therefor and otherwise in the manner described in the Plan and in the resolutions of the Board authorizing the same, will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                                          Very truly yours,

                                                          /s/ BATTLE FOWLER LLP

                                                          Battle Fowler LLP




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